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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    November 26, 1996
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                          Bell Industries, Inc.
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             (Exact name of registrant as specified in its charter)

  California                      1-7899                  95-2039211
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(State or other              (Commission File          (I.R.S. Employer
jurisdiction of                   Number)               Identification
incorporation)                                              Number)

        11812 San Vicente Boulevard, Los Angeles, California 90049-5022
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             (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code:    (310) 826-2355
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

              On November 26, 1996, Bell Industries, Inc. (the "Registrant"), ME Acquisition, Inc., a New York corporation and wholly-owned subsidiary of the Registrant (the "Purchaser"), and Milgray Electronics, Inc., a New York corporation ("Milgray"), executed an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of the Purchaser with and into Milgray and the conversion of all of the outstanding shares (the "Shares") of common stock of Milgray, par value $.25 per share, into the right to receive cash in the amount of $14.77 per Share. The Merger Agreement also provides for the Purchaser to commence a tender offer (the "Offer") for any and all Shares at a price of $14.77 per share, net to the seller in cash (the "Offer Price"). The Offer was commenced on December 4, 1996 and is scheduled to expire at 5:00 p.m., New York City time, on January 7, 1997 (the "Expiration Date"), unless extended by the Purchaser. The Offer is subject to the satisfaction or waiver of certain conditions, including (i) that there will be validly tendered prior to the Expiration Date and not withdrawn a number of Shares which, together with the Shares owned by the Purchaser, the Registrant, represents at least 66 2/3% percent of the outstanding Shares and (ii) the receipt of financing by the Registrant. The Registrant has entered into a commitment letter with Union Bank of California, N.A. pursuant to which such bank will arrange a $250 million credit facility, although receipt of such financing is conditioned upon, among other things, negotiation and execution of definitive loan documents. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding Share not owned directly or indirectly by the Registrant or Milgray, except Shares held by persons who object to the Merger and comply with all of the provisions of New York law concerning the right of holders of Shares to dissent from the Merger and demand appraisal of their Shares, will be converted into the right to receive the Offer Price, payable to the holder thereof, without interest.

              The Merger Agreement further provides that, promptly upon the acquisition of Shares by Purchaser or any other subsidiary of the Registrant pursuant to the Offer, the Registrant shall be entitled to designate such number of directors, rounded to the nearest whole number, on the Board of Directors of Milgray as is equal to the product of the total number of directors then serving on such Board (which, immediately prior to such calculation, shall not consist of more than five directors) multiplied by the ratio of the aggregate number of Shares beneficially owned by the Registrant, Purchaser and any of their affiliates to the total number of Shares then outstanding. Milgray must, upon request of the Purchaser, take all action necessary to cause the Registrant's designees to be elected or appointed to Milgray's Board of Directors, including without limitation, securing the resignations of such number of its incumbent directors as is necessary to enable the Registrant's designees to be so elected or appointed to Milgray's





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Board, and must cause the Registrant's designees to be so elected or appointed.
At such time, Milgray must also cause persons designated by the Registrant to constitute the same percentage (rounded to the nearest whole number) as is on Milgray's Board of Directors of (i) each committee of Milgray's Board of Directors, (ii) each board of directors (or similar body) of each of Milgray's subsidiaries and (iii) each committee (or similar body) of each such board. In addition, the Merger Agreement also provides that the Registrant will, immediately after the Effective Time, elect Herbert S. Davidson, a director, Chief Executive Officer and President of Milgray and beneficial owner on the date hereof of 3,742,064 Shares or approximately 55.2% of the outstanding shares ("Shareholder"), to the Registrant's board of directors.

              The consummation of the Merger is subject to, among other things,
(i) approval by the affirmative vote required by the shareholders of Milgray, if required pursuant to applicable New York law; (ii) receipt of requisite governmental approvals; and (iii) as to Milgray's obligations to effect the Merger, the purchase by the Registrant or the Purchaser or their affiliates of Shares pursuant to the Offer.

              The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety by reference.

              Concurrently with the execution of the Merger Agreement on November 26, 1996, the Registrant, the Purchaser and Shareholder executed a Tender Agreement (the "Tender Agreement") relating to Shareholder's obligations in connection with the Offer and the Merger. Pursuant to the Tender Agreement and subject to the terms and conditions set forth therein, Shareholder will tender all of the Shares beneficially owned by him in the Offer. The Tender Agreement further provides that Shareholder will vote such Shares in favor of the Merger and otherwise in the manner specified therein, and that Shareholder will not in any way compete with respect to Milgray's business during a period of at least three years from the date of the sale of the Shares.

              The foregoing description of the Tender Agreement is qualified in its entirety by reference to the Tender Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein in its entirety by reference.

              On November 27, 1996, the Registrant and Milgray issued a joint press release announcing the execution of the Merger Agreement and the Tender Agreement, a copy of which is attached hereto as Exhibit 99.1 hereto and incorporated herein in its entirety by reference.





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ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

              (a)     Not applicable.

              (b)     Not applicable.

              (c)     The following are furnished as exhibits to this report:

              2.1 Agreement and Plan of Merger, dated as of November 26, 1996, among Bell Industries, Inc., ME Acquisition, Inc. and Milgray Electronics, Inc.

              2.2     Tender Agreement, dated as of November 26, 1996,   among
                      Bell Industries, Inc., ME Acquisition, Inc. and Herbert
                      S.  Davidson

              99.1 Joint Press Release issued on November 27, 1996 by Bell Industries, Inc. and Milgray Electronics, Inc.





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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Bell Industries, Inc.

                                        By: /s/ Theodore Williams
                                           -------------------------------------
                                           Theodore Williams
                                           President and Chief Executive Officer

Date: December 5, 1996





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                               INDEX OF EXHIBITS

Exhibit No.   Description
-----------   -----------
    2.1       Agreement and Plan of Merger, dated as of
              November 26 1996, among Bell Industries, Inc.,
              ME Acquisition, Inc. and Milgray Electronics, Inc.

    2.2 Tender Agreement, dated as of November 26, 1996, among Bell Industries, Inc., ME Acquisition,
              Inc. and Herbert S. Davidson

   99.1       Joint Press Release issued on November 27,
              1996, by Bell Industries, Inc. and
              Milgray Electronics, Inc.





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